Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195459) pertaining to the 2014 Stock Incentive Plan of Sino-Global Shipping America, Ltd., of our report dated September 18, 2015 with respect to the consolidated financial statements of Sino-Global Shipping America, Ltd. and Affiliates included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Securities and Exchange Commission on September 18, 2015.

/s/ Friedman LLP

New York, New York

February 11, 2016